PACIFIC INDUSTRIAL CORPORATION

                       A Nevada Corporation






                          Exhibit 10 (b)

Waste Management Agreement Between Trudean Consultancy and Pacific
                      Industrial Corporation

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Waste Management Agreement

It is hereby agreed as follows:

TRUDEAN CONSULTANCY, situated at 112 East Coast Road, #02-35, Singapore 428802, and PACIFIC INDUSTRIAL CORP., having its registered offices at 1800
E. Sahara Avenue, Ste. 107, Las Vegas, NV 89104, hereafter referred to  as
"PIC".

                                 Article I

        REPRESENTATIONS AND WARRANTIES OF PACIFIC INDUSTRIAL CORP.

1.1 Organization. Pacific Industrial Corp., is a corporation duly incorporated, validly existing and at the closing, in good standing under the laws of the State of Nevada and has corporate power and authority to own or lease its properties and to carry on business as now being conducted.

1.2 Authorization. Pacific Industrial Corp., has the power to enter into this Agreement, when duly authorized and delivered, will constitute the valid and binding obligation of Pacific Industrial Corp.

1.3 Effect of Agreement. The execution and delivery by Pacific Industrial Corp. of this Agreement and the consummation of the transactions herein contemplated, (1) win not conflict with, or result in a breach of the terms of, or constitute any default under or violation of, any law or regulation of any governmental authority, or any material agreement of instrument to which Pacific Industrial Corp. is a party or by which it is bound or is subject; (ii) nor will it give to others any interest or rights, including rights of termination.

1.4 Nature of Representations. No representations, warranty or Agreement Made by Pacific Industrial Corp. in this Agreement or any of the Schedules or any other Exhibits hereto and no statement made in the Schedules or any such, Exhibit, list, certificate, or schedule or other instrument or disclosure furnished by them in connection with the transactions hereto make any statement, representation, warranty or agreement not misleading.

1.5 Litigation; Claims. Pacific Industrial Corp., is not a party to, and there are not any claims, actions, suits, investigations, or proceedings pending or threatened against Pacific Industrial Corp., or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentally, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of Pacific Industrial Corp. to carry on its business. The consummation of the transaction herein contemplated will not conflict or result in the breach or violation of any judgment order, writ, injunction, or decree of any court or governmental department, commission board, bureau, agency, or instrumentally, domestic or foreign.

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Waste Management Agreement
(continued)

1.6 Compliance with Laws and Regulations. To the best of their knowledge, Pacific Industrial Corp. has complied with and are not in violation of any local or foreign statute, law, rule or regulation with respect to the conduct of Pacific Industrial Corp. businesses, which violation might have a material adverse effect on this contract.

1.7 Finders. Pacific Industrial Corp., is not obligated, absolutely or contingently, to any person for financial advice, a finders fee, brokerage commission, or other similar payment in connection with the transactions contemplated by this Agreement.

1.8 Nature of Representations. Pacific Industrial Corp., have taken reasonable care to ensure that all disclosures and facts are true and accurate and that there are not other material facts, the omission of which would make misleading any statement herein. Further, no representation, warranty or agreement made by Pacific Industrial Corp. in this Agreement or any of the schedules or any other Exhibits hereto and no statement made in the Schedules or any such exhibit, list, certificate or schedule or other instrument or disclosure furnished by them in connection with the transactions therein contemplated contain, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.

                                Article II

                     SCOPE OF WASTE MANAGEMENT DUTIES

2.1 Pacific Industrial Corp. will supply plans to manage and operate the Tangerang Landfill, and complete solid waste management system.

2.2 Pacific Industrial Corp. will build and operate a Recycle Center in Tangerang to recycle both local and imported waste materials.

2.3 Pacific Industrial Corp. will manage and operate the Tangerang composting site.

2.4 Pacific Industrial Corp. will employ local personnel to help operate the facilities, train personnel in the latest technological advancements in waste management.

2.5 Pacific Industrial Corp. will apply the latest technology in managing Tangerang's solid waste management.

2.6 Tangerang local government agrees to assist in implementing new policies by adopting necessary legislation required to upgrade and modernize.

2.7 Import volumes for 10 years necessary to increase revenue for waste program.

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Waste Management Agreement
(continued)

                                Article III

                             CONTRACT DURATION

3.1  Ten years

3.2  Reasons for cancellation

                                Article IV

                      ORGANIZATION AND AUTHORIZATION

4.1    Organization.  Pacific  Industrial  Corp.  is  a  corporation   duly
incorporated,

validly existing and, at the closing, in good standing under the laws of the Country of
Indonesia and has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

4.2 Authorization. Pacific Industrial Corp. has the full power and authority to enter into this Agreement and to carry out its obligations hereunder. Other than approval by the Board of Directors and/or shareholders, no proceedings on the part of Shareholders are necessary to authorize this Agreement or the transactions completed hereby. This Agreement constitutes the legal, valid and binding obligation of Pacific Industrial Corp., enforceable in accordance with its terms. Attached hereto and made a part hereof by references is a copy of the Board of Directors resolution authorizing the execution of this Agreement and the authority to carry out Pacific Industrial Corp.'s obligations hereunder.

                                 Article V

                 CONDITIONS TO OBLIGATIONS OF BOTH PARTIES

The obligation of both parties under this Agreement, subject to the satisfaction, at prior to the Closing Date, of the following conditions:

5.1 Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by both parties, at or before the Closing Date shall have been duly complied with and performed.

5.2 Accuracy of Representations and Warranties; Other Documents. All of the Representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

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Waste Management Agreement
(continued)

5.3 No litigation.-There shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect if successful, or imposing a material liability upon Pacific Industrial Corp., or any of the officers or directors thereof, because of the consummation of the transaction contemplated by this Agreement.

                                Article VI

                      INDEMNIFICATION AND ARBITRATION

6.1 Indemnification. Each of the parties agree to indemnify, and hold harmless the other against any and all damages, claims, losses, expenses, obligations and liabilities including reasonable attorneys fees resulting from or related to any breach of, or failure by each of the parties to perform any of their representations, warranties, covenants, conditions or agreements in this Agreement or in any schedule, certificate, exhibit or other document furnished, or to be furnished under this Agreement.

6.2 Claims of Indemnification. Any claim for indemnification pursuant to this agreement, unless otherwise received by means or direct negotiation among the parties upon reasonable oral notification by the party seeking indemnification to all other parties, shall be made by writing of the nature and amount of the claim to the other.

6.3  Expenses. Each party shall bear its own expenses.

6.4 Survival. All statements contained in the schedules, any Exhibit or other Instrument delivered by or on behalf of the shareholders or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

                                Article VII

                                  GENERAL

7.1 Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon mailing thereof.

To:  Pacific Industrial Corp.
     1800 E. Sahara Ste. 107
     Las Vegas, Nevada 39104

To:  Trudean Group Consultancy
     112 East Coast Road, #02-35
     Singapore 428802

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Waste Management Agreement
(continued)

7.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit or the permitted successors and assigns of the parties hereto.

7.3 Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in the event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorney's fees, accounting fees, and other professional fees resulting therefrom.

7.4 Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein, the parties do no intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

7.5 Construction. Headings at the beginning of each paragraph and Subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

7.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one instrument.

7.7 Governing Law. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Nevada.

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Waste Management Agreement

(continued)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in Las Vegas, Nevada.

 Pacific Industrial Corp.

By:/S/ THOMAS HOBBS

Trudean Consultancy

By:/S/ ALAN MATTHEWS